Exhibit 99.1

NORTH FORK BANCORP

275 Broadhollow Road, Melville, NY   11747   (631) 844-1258   FAX (631) 844-1471

FOR IMMEDIATE RELEASE	Contact:	Daniel M. Healy Executive Vice President Chief Financial Officer (631) 844-1258

NORTH FORK TO PRESENT AT UPCOMING FINANCIAL SERVICES CONFERENCE

     Melville, N.Y. – September 13, 2004 — North Fork Bancorporation, Inc. (NYSE: NFB) will be presenting at the Lehman Brothers 2004 Financial Services Conference on Tuesday, September 14 at 3:00 p.m. (ET).

     Lehman Brothers has established a Live and Archived Webcast for interested parties to listen to and view the North Fork presentation. The Webcast can be accessed by visiting North Fork’s website at http://www.northforkbank.com and clicking on Lehman Brothers Conference Webcast – September 14, 2004. A printable version of the presentation slideshow will also be available on the North Fork website.

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